Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS FIRST QUARTER 2024 RESULTS

Q1 FINANCIAL HIGHLIGHTS
▪Net loss: ($27.5) million
▪Same-Property RevPAR(1) increased 1.7% vs. Q1 2023, with Urban RevPAR improving 4.9% and Resort RevPAR declining 4.4%
▪Same-Property EBITDA(1) of $59.8 million, down $1.4 million, or 2.3%, vs. Q1 2023
▪Adjusted EBITDAre(1) of $60.8 million, flat to Q1 2023
▪Adjusted FFO(1) per diluted share of $0.21, increasing from $0.18 in Q1 2023

HOTEL OPERATING TRENDS
▪ Business demand—both group and transient—continued to recover, driving increased occupancy in Washington D.C., San Diego, San Francisco, Los Angeles, and Boston
▪ Leisure demand remained roughly in line with the prior year, despite bad weather impacting many weekends in Florida and on the West Coast; the Company’s resorts continue to maintain significant ADR premiums to 2019
▪ Recently redeveloped hotels—including Hilton San Diego Gaslamp Quarter, Margaritaville Hotel San Diego Gaslamp Quarter, Viceroy Santa Monica Hotel, L’Auberge Del Mar, 1 Hotel San Francisco, and Estancia La Jolla Hotel & Spa—are demonstrating the benefits of their substantial investments with healthy gains in RevPAR, market share, cash flow, and future bookings

PORTFOLIO UPDATES & CAPITAL REPOSITIONINGS
▪ The extensive $49 million redevelopment of Newport Harbor Island Resort into a premier luxury island destination is now substantially complete, and the resort is set to reopen soon
▪ Estancia La Jolla Hotel & Spa's $26 million transformation has been completed, showcasing an attractively redesigned lobby, enhanced and added public spaces and event lawns, outdoor pools and cabanas, and expanded outdoor dining options
▪ The restoration and rebuilding of LaPlaya Beach Resort & Club (“LaPlaya”) post-Hurricane Ian is substantially complete, with all buildings and resort amenities now open and operational, and performance ramping up quickly so far

Q2 2024 OUTLOOK	▪ Net income: $18.8 to $23.8 million ▪ Same-Property RevPAR(1): +0.5% to +2.5% vs. Q2 2023 ▪ Adjusted EBITDAre(1): $111.0 to $116.0 million ▪ Adjusted FFO(1) per diluted share: $0.59 to $0.63
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
First-quarter bottom-line operating results surpassed the top of our outlook, largely driven by our intense focus on operating efficiencies and strong cost reduction efforts. Favorable top-line performance was led by the continued recovery of our urban hotels, especially those that were recently redeveloped and transformed. Additionally, the ramp-up of LaPlaya’s performance following its reopening post-Hurricane Ian has been very encouraging as it handily surpassed our initial expectations for the quarter. Furthermore, we’ve made significant progress in completing our multi-year, portfolio-wide strategic reinvestment program. Newport Harbor Island Resort, our flagship New England resort, is set to reopen soon following its closure for five months for a comprehensive property-wide redevelopment and upgrading. We are excited about the upcoming summer season. Estancia La Jolla Hotel & Spa just completed its major two-phase redevelopment, and we look forward to reintroducing this stunning luxury property to the market. Skamania Lodge’s expanded alternative lodging accommodations along the Columbia River Gorge are substantially complete, with the recent and upcoming introduction of new cabins, a new villa and five luxury glamping units.

‘Looking ahead, we remain cautiously optimistic about the continued industry recovery, particularly the ongoing improvements in business travel and international inbound travel, and the ongoing recovery of our urban markets.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2024	2023	Variance
	($ in millions except per share and RevPAR data)

Net income (loss)	($27.5)	($22.0)	NM
Same-Property Room Revenues(1)	$191.6	$186.2	2.9%
Same-Property Total Revenues(1)	$295.1	$288.0	2.5%
Same-Property Total Expenses(1)	$235.3	$226.8	3.7%
Same-Property EBITDA(1)	$59.8	$61.2	(2.3%)

Adjusted EBITDAre(1)	$60.8	$60.8	0.0%
Adjusted FFO(1)	$25.0	$22.4	11.6%
Adjusted FFO per diluted share(1)	$0.21	$0.18	16.7%

	2024 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar
	($ in millions except per share and RevPAR data)

Occupancy	51%	63%	70%
ADR	$295	$294	$307
RevPAR	$151	$184	$215
Total Revenues	$84.8	$94.9	$115.4
Total Revenues Growth Rate (‘24 vs. ‘23)	6%	3%	0%
Hotel EBITDA	$8.1	$19.1	$32.5

                   NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical and comparable period results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all the hotels the Company owned as of March 31, 2024, except for the following:
■LaPlaya Beach Resort & Club
■Newport Harbor Island Resort

"Our urban hotels led our portfolio growth this quarter, with same-property occupancy increasing by 2 percentage points to 60% and average daily rate (ADR) rising by 0.6% to $267,” noted Mr. Bortz. “Total RevPAR at our urban hotels rose by 4.9%, while EBITDA climbed by 10% over the prior year period, primarily driven by moderating inflationary pressures and an intense focus on creating efficiencies and strong cost reduction efforts. Our urban portfolio outperformed the broader U.S. industry in the first quarter, with RevPAR growth of 4.9%, versus the industry’s urban growth of 2.6%, demonstrating the upside potential our recently redeveloped properties have moving forward. Looking ahead to the rest of 2024, the booking pace for groups remains healthy, particularly in the third and fourth quarters. Additionally, we expect solid improvements in RevPAR and market share at our recently repositioned and redeveloped properties, which continue to benefit from our now-completed multi-year strategic redevelopment program.”
Reopening of LaPlaya Beach Resort & Club
The Company is pleased to announce the successful substantial completion of the extensive post-hurricane reconstruction at the 189-room LaPlaya Beach Resort & Club in Naples, Florida. The restoration of the property’s 79-room Beach House was substantially completed in March, along with resort amenities including the spa, fitness center and extensive multi-pool complex. During the first quarter, the luxury resort’s operating performance surpassed expectations, driven by solid leisure and group demand and exceptional results from BALEEN, the resort’s oceanfront full-service restaurant, and the Beach Club.

Regarding insurance claims, the Company expects that all operational and physical disruptions will be covered under its business interruption and property insurance policies, net of deductibles. A preliminary settlement of $4 million for business interruption proceeds related to income losses in Q3 2023 was recorded in Q1 2024. The Company is currently forecasting an additional $7 million in business interruption proceeds throughout 2024, with approximately $4 million expected in Q2 and $3 million forecasted in the second half of 2024. These projections are incorporated into the Company’s 2024 Outlook. It is important to note that although business interruption proceeds will increase Adjusted EBITDAre and Adjusted FFO, it is not included in Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
During the first quarter, the Company completed $33.9 million of capital investments throughout its portfolio, excluding capital expenditures related to the repair and rebuilding of LaPlaya. These investments relate to a number of our last remaining major property redevelopments, including:

▪The $49 million comprehensive redevelopment and transformation of Newport Harbor Island Resort into a luxury island resort, which is substantially complete and set to reopen soon;

▪the finalization of Estancia La Jolla Hotel & Spa's $26 million redevelopment and repositioning, including fully renovated public areas, as well as adding a lobby bar and patio, outdoor meeting venues, an outdoor pool bar and grill, upgraded and additional cabanas, including new cabana rooms, and upgrades to the main ballroom, the Mustangs and Burros restaurant, and extensive public area landscaping, which was completed in mid-April; and

▪the progression of Skamania Lodge's $20 million phase 1 of its much larger master plan to introduce alternative lodging accommodations, including the recent completion of two new 2-bedroom cabins and one new 3-bedroom villa, and five first-of-their-kind luxury glamping units, which are expected to be completed and available to rent starting at the beginning of May. Other recent resort additions included a multi-million-dollar outdoor meeting and event venue adjacent to the resort’s new 18-hole putting course, three additional treehouses bringing the total number of treehouses to nine, and road and utility infrastructure for existing and future alternative accommodations.

Following the completion of these investments, virtually all of the Company's properties will have undergone recent major renovations or redevelopments. This will mark a transition to a period of significantly reduced capital investments planned for the next few years. The Company expects to invest a total of $85 to $90 million in the portfolio in 2024.

Since 2018, the Company has reinvested approximately $520 million in transforming its hotels and resorts, with over $280 million directed towards Return on Investment (“ROI”)-generating investments as part of the Company’s broader strategic redevelopment program. These investments have predominantly involved major overhauls and strategic repositionings, elevating the Company's properties to superior standards, and adding amenities and other revenue and profit-generating facilities, including remerchandising existing indoor and outdoor facilities. These ROI-focused projects are anticipated to yield substantial returns, aligning with the outcomes of past redevelopment and repositioning initiatives completed by the Company.

Balance Sheet and Liquidity
As of March 31, 2024, the Company had $65.0 million in cash, cash equivalents and restricted cash, plus $636.3 million of undrawn availability on its $650 million senior unsecured revolving credit facility. The Company’s current $2.2 billion of consolidated debt and convertible notes is well-structured, with an effective weighted-average interest rate of 4.6%. 75% of the combined debt and convertible notes is currently fixed at an effective weighted-average interest rate of 3.6%. The remaining 25% of the Company’s debt is currently floating at a weighted-average interest rate of 7.6%. In addition, approximately 91% of the Company’s outstanding debt is unsecured, and the weighted-average maturity of the Company’s debt is approximately 3.0 years. The Company has no meaningful debt maturities until Q4 2025.
Common and Preferred Dividends
On March 15, 2024, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of March 31, 2024, Curator had approximately 105 member hotels and resorts and 117 master service agreements with preferred vendor partners. The master service agreements provide Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to support lifestyle hotels and resorts through its best-in-class operating agreements, services and technology, while helping properties amplify their independent brands and what makes them unique.
2024 Outlook
The Company's 2024 outlook, which does not assume any acquisitions or dispositions, incorporates planned capital investments and key assumptions, including an estimated $11.0 million in business interruption proceeds related to LaPlaya, which is incorporated into Adjusted EBITDAre and Adjusted FFO, but does not impact Same-Property Hotel EBITDA.

This forecast assumes stable travel conditions, unaffected by pandemics, major weather events, federal shutdowns, or deteriorating macro-economic factors. This forecast has been adjusted to exclude Newport Harbor Island Resort from Same-Property RevPAR, Same-Property Total Revenues, Same-Property Total Expenses, and Same-Property Hotel EBITDA for the second quarter of 2024, due to its closure of a portion of Q2.

	2024 Outlook		Variance to Prior Outlook
	As of 4/23/24		Var to 2/21/24
	($ in millions, except per share data)
	Low	High	Low	High
Net income (loss)	($62.0)	($47.0)	—	—

Adjusted EBITDAre	$339.0	$354.0	—	—

Adjusted FFO	$180.5	$195.5	—	—
Adjusted FFO per diluted share	$1.49	$1.61	—	—

This 2024 Outlook is based, in part, on the following estimates and assumptions:

	2024 Outlook		Variance to Prior Outlook
	As of 4/23/24		Var to 2/21/24
	($ in millions)
	Low	High	Low	High
US Hotel Industry RevPAR Growth Rate	0.0%	2.0%	—	—
Same-Property RevPAR variance vs. 2023	2.0%	4.0%	—	—

Same-Property Total Revenue variance vs. 2023	3.3%	4.8%	0.2%	0.2%
Same-Property Total Expense variance vs. 2023	4.7%	5.3%	—	—

Same-Property Hotel EBITDA	$344.1	$359.1	($0.9)	($0.9)
Same-Property Hotel EBITDA variance vs. 2023	(0.9%)	3.4%	0.6%	0.6%

The Company’s Q2 2024 outlook is as follows:

	Q2 2024 Outlook
	Low	High
	($ in millions, except per share and RevPAR data)

Net income	$18.8	$23.8

Adjusted EBITDAre	$111.0	$116.0

Adjusted FFO	$71.3	$76.3
Adjusted FFO per diluted share	$0.59	$0.63

This Q2 2024 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$231	$235
Same-Property RevPAR variance vs. Q2 2023	0.5%	2.5%

Same-Property Total Revenue variance vs. Q2 2023	1.5%	3.7%
Same-Property Total Expense variance vs. Q2 2023	1.5%	2.6%

Same-Property Hotel EBITDA	$109.5	$114.5
Same-Property Hotel EBITDA variance vs. Q2 2023	1.7%	6.3%

The Q2 2024 outlook includes an estimated $4 million from an initial business interruption settlement related to LaPlaya for lost income for the fourth quarter of 2023. While this does not affect Same-Property Hotel EBITDA, it does impact the Company's Adjusted EBITDAre, Adjusted FFO, and net income.
First Quarter 2024 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, April 24, 2024, at 8:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news- and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 23, 2024. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,475,450	$5,490,776
Cash and cash equivalents	56,707	183,747
Restricted cash	8,267	9,894
Hotel receivables (net of allowance for doubtful accounts of $341 and $689, respectively)	53,934	43,912
Prepaid expenses and other assets	103,593	96,644
Total assets	$5,697,951	$5,824,973

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,261,852	1,375,004
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	747,486	747,262
Senior unsecured notes, net of unamortized deferred financing costs	2,395	2,395
Mortgage loans, net of unamortized debt discount and deferred financing costs	194,918	195,140
Accounts payable, accrued expenses and other liabilities	247,029	238,644
Lease liabilities - operating leases	320,649	320,617
Deferred revenues	87,874	76,874
Accrued interest	10,390	6,830
Distribution payable	11,849	11,862
Total liabilities	2,884,442	2,974,628
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $690,000 at March 31, 2024 and December 31, 2023), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	276	276
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 120,094,380 shares issued and outstanding at March 31, 2024 and 120,191,349 shares issued and outstanding at December 31, 2023	1,201	1,202
Additional paid-in capital	4,074,898	4,078,912
Accumulated other comprehensive income (loss)	31,067	24,374
Distributions in excess of retained earnings	(1,381,450)	(1,341,264)
Total shareholders' equity	2,725,992	2,763,500
Non-controlling interests	87,517	86,845
Total equity	2,813,509	2,850,345
Total liabilities and equity	$5,697,951	$5,824,973

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended March 31,
	2024	2023

Revenues:
Room	$198,100	$196,374
Food and beverage	81,095	75,763
Other operating	34,874	33,582
Total revenues	$314,069	$305,719

Expenses:
Hotel operating expenses:
Room	$55,023	$56,424
Food and beverage	61,014	58,672
Other direct and indirect	100,019	99,214
Total hotel operating expenses	216,056	214,310
Depreciation and amortization	57,209	58,369
Real estate taxes, personal property taxes, property insurance, and ground rent	32,405	28,904
General and administrative	12,177	9,988
(Gain) loss on sale of hotel properties	—	(6,635)
Business interruption insurance income	(3,980)	(8,089)
Other operating expenses	1,581	3,670
Total operating expenses	315,448	300,517
Operating income (loss)	(1,379)	5,202
Interest expense	(26,421)	(27,430)
Other	326	183
Income (loss) before income taxes	(27,474)	(22,045)
Income tax (expense) benefit	(46)	—
Net income (loss)	(27,520)	(22,045)
Net income (loss) attributable to non-controlling interests	830	883
Net income (loss) attributable to the Company	(28,350)	(22,928)
Distributions to preferred shareholders	(10,631)	(10,988)
Net income (loss) attributable to common shareholders	$(38,981)	$(33,916)

Net income (loss) per share available to common shareholders, basic	$(0.32)	$(0.27)
Net income (loss) per share available to common shareholders, diluted	$(0.32)	$(0.27)

Weighted-average number of common shares, basic	120,085,226	125,488,415
Weighted-average number of common shares, diluted	120,085,226	125,488,415

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2024	2023

Net income (loss)	$(27,520)	$(22,045)
Adjustments:
Real estate depreciation and amortization	57,126	58,284
Gain on sale of hotel properties	—	(6,635)
Impairment loss	—	—
FFO	$29,606	$29,604
Distribution to preferred shareholders and unit holders	(11,795)	(12,152)
Issuance costs of redeemed preferred shares	—	—
FFO available to common share and unit holders	$17,811	$17,452
Transaction costs	4	53
Non-cash ground rent	1,873	1,906
Management/franchise contract transition costs	44	112
Interest expense adjustment for acquired liabilities	263	541
Finance lease adjustment	745	734
Non-cash amortization of acquired intangibles	(482)	(4,049)
Early extinguishment of debt	1,534	—
Amortization of share-based compensation expense	3,060	2,879
Issuance costs of redeemed preferred shares	—	—
Hurricane-related costs	150	2,785
Adjusted FFO available to common share and unit holders	$25,002	$22,413

FFO per common share - basic	$0.15	$0.14
FFO per common share - diluted	$0.15	$0.14
Adjusted FFO per common share - basic	$0.21	$0.18
Adjusted FFO per common share - diluted	$0.21	$0.18

Weighted-average number of basic common shares and units	121,096,354	126,496,795
Weighted-average number of fully diluted common shares and units	121,454,527	126,496,795

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023

Net income (loss)	$(27,520)	$(22,045)
Adjustments:
Interest expense	26,421	27,430
Income tax expense (benefit)	46	—
Depreciation and amortization	57,209	58,369
EBITDA	$56,156	$63,754
Gain on sale of hotel properties	—	(6,635)
Impairment loss	—	—
EBITDAre	$56,156	$57,119
Transaction costs	4	53
Non-cash ground rent	1,873	1,906
Management/franchise contract transition costs	44	112
Non-cash amortization of acquired intangibles	(482)	(4,049)
Amortization of share-based compensation expense	3,060	2,879
Hurricane-related costs	150	2,785
Adjusted EBITDAre	$60,805	$60,805

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2024 and Full Year 2024 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$19	$24	$(62)	$(47)
Adjustments:
Real estate depreciation and amortization	58	58	263	263
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
FFO	$77	$82	$201	$216
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$65	$70	$154	$169
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	13	13
Other	—	—	6	6
Adjusted FFO available to common share and unit holders	$71	$76	$181	$196

FFO per common share - diluted	$0.54	$0.58	$1.27	$1.39
Adjusted FFO per common share - diluted	$0.59	$0.63	$1.49	$1.61

Weighted-average number of fully diluted common shares and units	121.4	121.4	121.4	121.4

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2024 and Full Year 2024 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$19	$24	$(62)	$(47)
Adjustments:
Interest expense and income tax expense	29	29	117	117
Depreciation and amortization	58	58	263	263
EBITDA	$106	$111	$318	$333
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
EBITDAre	$106	$111	$318	$333
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	13	13
Other	(1)	(1)	—	—
Adjusted EBITDAre	$111	$116	$339	$354

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2024	2023

Same-Property Occupancy	61.3%	59.4%
2024 vs. 2023 Increase/(Decrease)	3.2%

Same-Property ADR	$299.34	$303.90
2024 vs. 2023 Increase/(Decrease)	(1.5%)

Same-Property RevPAR	$183.39	$180.38
2024 vs. 2023 Increase/(Decrease)	1.7%

Same-Property Total RevPAR	$282.55	$279.05
2024 vs. 2023 Increase/(Decrease)	1.3%

Notes:
For the three months ended March 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2024
Same-Property RevPAR variance to 2023:
San Diego	10.1%
Washington DC	6.9%
Boston	5.5%
San Francisco	3.5%
Los Angeles	1.0%
Chicago	(4.1%)
Southern Florida/Georgia	(4.3%)
Other Resort Markets	(13.8%)
Portland	(26.6%)

Urban	4.9%
Resorts	(4.4%)
Notes:
For the three months ended March 31, 2024, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023

Same-Property Revenues:
Room	$191,555	$186,174
Food and beverage	73,149	72,478
Other	30,417	29,369
Total hotel revenues	295,121	288,021

Same-Property Expenses:
Room	$54,143	$52,771
Food and beverage	56,432	54,804
Other direct	7,113	7,505
General and administrative	26,314	26,081
Information and telecommunication systems	5,020	4,898
Sales and marketing	24,734	23,492
Management fees	7,859	8,026
Property operations and maintenance	12,449	12,261
Energy and utilities	9,941	9,741
Property taxes	17,308	15,241
Other fixed expenses	14,027	12,024
Total hotel expenses	235,340	226,844

Same-Property EBITDA	$59,781	$61,177

Same-Property EBITDA Margin	20.3%	21.2%

Notes:
For the three months ended March 31, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023

Occupancy	59%	73%	75%	64%	68%
ADR	$303	$312	$312	$296	$306
RevPAR	$177	$229	$235	$188	$208

Hotel Revenues	$290.2	$372.1	$383.0	$320.3	$1,365.7
Hotel EBITDA	$59.1	$110.5	$111.9	$67.7	$349.1
Hotel EBITDA Margin	20.4%	29.7%	29.2%	21.1%	25.6%

	First Quarter
	2024

Occupancy	60%
ADR	$299
RevPAR	$179

Hotel Revenues	$295.1
Hotel EBITDA	$58.4
Hotel EBITDA Margin	19.8%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2024, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2024 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club
Newport Harbor Island Resort			X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2024 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of March 31, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all quarters due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2 and Q4 due to its redevelopment.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.